Exhibit 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.

The principal business address of each of these Reporting Persons is 26642 Towne
Centre Drive, Foothill Ranch, California 92610.

Name of Designated Filer: Anthony Hsieh

Date of Event Requiring Statement: February 18, 2021

Issuer Name and Ticker or Trading Symbol: LDI

JLSA, LLC

By: /s/ Peter Macdonald
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Name: Peter Macdonald
Title: Attorney-in-Fact

The JLSSAA Trust, established September 4, 2014

By: /s/ Peter Macdonald
    -----------------------------------

Name: Peter Macdonald
Title: Attorney-in-Fact

Trilogy Mortgage Holdings, Inc.

By: /s/ Peter Macdonald
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Name: Peter Macdonald
Title: Attorney-in-Fact

Trilogy Management Investors Six, LLC

By: /s/ Peter Macdonald
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Name: Peter Macdonald
Title: Attorney-in-Fact

Trilogy Management Investors Seven, LLC

By: /s/ Peter Macdonald
    -----------------------------------

Name: Peter Macdonald
Title: Attorney-in-Fact

Trilogy Management Investors Eight, LLC

By: /s/ Peter Macdonald
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Name: Peter Macdonald
Title: Attorney-in-Fact